EXHIBIT 99.1

Interline Brands Announces Share Repurchase Program

JACKSONVILLE, Fla., August 15, 2011 -- Interline Brands, Inc. (NYSE: IBI) ("Interline" or the "Company"), a leading distributor and direct marketer of maintenance, repair and operations products, today announced that the Company's board of directors has approved a share repurchase program, authorizing the repurchase of up to $25 million of the Company's outstanding common stock.

"The initiation of a share repurchase program reflects our ongoing commitment to generating shareholder value and our confidence in the long-term performance of our business," said Michael J. Grebe, Chairman and Chief Executive Officer. "While our first priority remains investing in our business and growth opportunities, given our current valuation levels and our strong financial position, we believe investment in our stock represents an attractive use of capital."

The Company anticipates acquiring shares from time to time through a variety of methods, including in the open market or through privately negotiated transactions, based on market conditions. The program does not obligate the Company to make any purchases at any specific time or situation and may be modified, suspended or discontinued at any time, in accordance with applicable securities laws.

About Interline

Interline Brands is a leading distributor and direct marketer with headquarters in Jacksonville, Florida. Interline Brands provides maintenance, repair and operations products to a diversified customer base of facilities maintenance professionals, professional contractors, and specialty distributors primarily throughout North America, Central America and the Caribbean. For more information, visit the Company's website at http://www.interlinebrands.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the use of words such as "expect," "may," "will," "should," "believe," "plan," "anticipate," and "estimate" among others. These statements involve a number of risks and uncertainties, many of which are outside the control of the Company. Actual results may differ materially from those identified in the forward-looking statements. These risks and uncertainties, among others, and other factors are described from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information in this release except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

CONTACT:

Lev Cela

904-421-1441